2010
Rules for Employee Investing

Code of Ethics for Personal Investing
Fidelity Funds Version

Rules for Employee Investing
These Rules for Employee Investing contain the Code of Ethics for Personal Investing, the Policy on Inside Information, and the Rules for Broker-Dealer Employees.

The Fidelity Funds Version of the Code of Ethics for Personal Investing contains rules about owning and trading securities for personal benefit. This version applies to officers, directors, and employees of Fidelity companies that are involved in the management and operations of Fidelity’s funds, including investment advisors to the funds and the principal underwriter of the funds. Keep in mind that if you change jobs within Fidelity, a different version of the Code of Ethics may apply to you.

The Policy on Inside Information, which applies to every Fidelity employee, contains rules on inside information and how to prevent its unauthorized use or dissemination.

The Rules for Broker-Dealer Employees apply to employees who have a securities license or who are employed by or associated with one of Fidelity’s broker-dealers.

Code of Ethics for Personal Investing 4
This version of the Code of Ethics includes additional rules, which apply to Fund-
Advisory Employees as well as Traders, Research Analysts, and Portfolio Managers (see
box, page 3).

Rules for All Employees Subject to This Code of Ethics
What’s Required
Acknowledging that you understand the rules
Complying with federal securities laws
Reporting violations to the Ethics Office
Disclosing securities accounts and holdings in covered securities
Moving covered accounts to Fidelity
Moving holdings in Fidelity funds to Fidelity
Disclosing transactions of covered securities
Disclosing gifts and transfers of ownership of covered securities
Getting approval before engaging in private securities transactions
Getting prior approval to serve as a director
Clearing trades in advance (pre-clearance)

What’s Prohibited
Trading restricted securities
Selling short
Participating in an IPO
Participating in an investment club
Investing in a hedge fund
Excessive trading
Profiting from knowledge of fund transactions
Influencing a fund to benefit yourself or others
Attempting to defraud a client or fund
Using a derivative to get around a rule

Additional Rules for Fund-Advisory Employees
What’s Required
Surrendering 60-day gains (60-Day Rule)
What’s Prohibited
Buying securities of certain broker-dealers
Trading after a research note

Additional Rules for Traders, Research Analysts, and Portfolio Managers
All rules listed above for Fund-Advisory Employees, plus the rules in this section
What’s Required
Notification of your ownership of securities in a research note
Disclosing trading opportunities to the funds before personally trading
What’s Prohibited
Trading within seven days of a fund you manage

Trust: it works for all of us — and so does good judgment
The Rules for Employee Investing are fairly comprehensive. They cover most of the personal investing situations a Fidelity employee is likely to find. Yet it’s always possible you will encounter a situation that isn’t fully addressed by the rules. If that happens, you need to know what to do. The easiest way to make sure you are making the right decision is to follow these three principles:

1. Know the policy.
If you think your situation isn’t covered, check again. It never hurts to take a look at the rules.
2. Seek guidance.
Asking questions is always appropriate when you are unclear about what the policy says or how it applies to your situation. Your manager and the Ethics Office are two good places to start.
3. Use sound judgment.
Analyze the situation and weigh the options. Think about how your decision would look to an outsider. The trust of our customers is essential to our business, and ethical behavior by all employees is essential to maintaining that trust.
Knowing and following the Code of Ethics is one of the most important ways we show customers that we’re serious about the trust they’ve placed in us.

CONTACT INFORMATION
Ethics Office
Phone
(001) 617-563-5566
(001) 800-580-8780
Fax (001) 617-385-0939
E-mail: ethics.office@fmr.com
Mail zone Z1N
Web MyCompliance.fmr.com
Pre-Clearance
Web
Internal: preclear.fmr.com
External: preclear.fi delity.com
Phone
(001) 617-563-6109
(001) 800-771-2707
To call the phone numbers from outside the United States or Canada, dial “001” before the number.

Who is subject to This Version of the Code of Ethics?
All individuals described in each group below are subject to this version of the Code of Ethics.
You can also be placed in a certain group by designation of the Ethics Office.

Fund-Knowledgeable Employees
Employees of Fidelity Management Trust Company (FMTC), Fidelity Pricing and Cash
Management Services (FPCMS), and Fidelity Audit Services; certain employees of Corporate
Compliance; and employees, including temporary employees, with access to timely fund information (including access to systems such as AS400 trading or development machines).

Fund-Advisory Employees
Employees of Fidelity Management & Research Company (FMR Co.), Fidelity Capital Markets
(FCM) and the Core Compliance Group; certain employees of Strategic Advisers, Inc.;
employees of Pyramis Global Advisors; members of the Board of Directors of FMR Co. and
FMR LLC; elected officers of FMR Co. and FMR LLC; members of the Fidelity Management
Committee; attorneys acting as counsel in FMR LLC Legal; and employees, including temporary employees, with access to fund research notes or investment recommendations for the funds.

Traders, Research Analysts, and Portfolio Managers
Employees trading for the funds (traders), employees making investment recommendations for the funds (research analysts), and employees who manage a fund or a portion of a fund’s assets
(portfolio managers).

*****

Code of Ethics for Personal Investing
Fidelity Funds Version

Following the rules — in letter and in spirit
This Fidelity Funds Version of the Code of Ethics contains rules about owning and trading securities for personal benefit. Certain rules, which are noted, apply both to you and to anyone else who is a covered person (see Key Concepts on page 6).
You have a fiduciary duty to never place your own personal interest ahead of the interests of Fidelity’s clients, including shareholders of the Fidelity funds. This means never taking unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. It also means avoiding any actual or potential conflicts of interest with the funds or Fidelity when managing your personal investments.
Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well. Any activity that compromises
Fidelity’s integrity, even if it does not expressly violate a rule, has the potential to harm
Fidelity’s reputation and may result in scrutiny or further action from the Ethics Office.

WHAT’S REQUIRED
Acknowledging that you understand the rules
When you begin working for Fidelity, and again each year, you are required to:
• acknowledge that you understand and will comply with all rules that apply to you authorize Fidelity to have access to all of your covered accounts (see Key
Concepts on page 6) and to obtain and review account and transaction data
(including duplicate copies of non-Fidelity account statements) for compliance or employment related purposes
• acknowledge that you will comply with any new or existing rules that become applicable to you in the future

To Do
Promptly respond to the e-mail you receive from the Ethics Office each year requiring you to acknowledge the Code of Ethics. New employees need to respond within 10 days of hire. If you do not have access to e-mail, you may obtain a hard copy of the acknowledgment Form at MyCompliance.fmr.com or by contacting the Ethics Office.

Respond to the e-mail that you receive from the Ethics Office to acknowledge your understanding of the rules.
*****

Complying with federal securities laws
In addition to complying with these rules and other company-wide policies, you need to comply with federal securities laws.

Reporting violations to the Ethics Office
If you become aware that you or someone else has violated any of these rules, you need to promptly report the violation.

To Do
Call the Ethics Office Service Line at (001) 617-563-5566 or (001) 800-580-8780.
Call the Chairman’s Line at (001) 800-242-4762 if you would prefer to speak on a non-
recorded line.

Disclosing securities accounts and holdings in covered securities
You must disclose all securities accounts — those that hold covered securities (see Key
Concepts on page 7) and those that do not. You must also disclose all covered securities not held in an account. This rule covers not only securities accounts and holdings under your own name or control, but also those under the name or control (including trading discretion or investment control) of your covered persons (see Key Concepts on page 6).
It includes accounts held at Fidelity as well as those held at other financial institutions.
Information regarding these holdings must not be more than 45 days old when you submit it.

To Do
Employees newly subject to this rule
Within 10 days of hire or of being notified by the Ethics Office that this version of the
Code of Ethics applies to you, submit an Accounts and Holdings Disclosure (available at
MyCompliance.fmr.com) showing all of your securities accounts and holdings in covered securities not held in an account. Forward the most recent statement for each account listed to the Ethics Office. If you do not have any securities accounts or applicable holdings, check the appropriate box in the online form confirming that you have nothing to disclose.

Current employees
Each year, you will receive an Annual Accounts and Holdings Report. You will be required to confirm that all information previously disclosed is accurate and complete. As soon as any new securities account is opened, or a preexisting securities account becomes associated with you (such as through marriage or inheritance), complete an Accounts and
Holdings Disclosure (available at MyCompliance.fmr.com) with the new information and submit it promptly to the Ethics Office.
On your next Quarterly Trade Verification, confirm that the list of disclosed securities accounts in the appropriate section of the report is accurate and complete.

Use the online form to disclose all new securities accounts and holdings in covered securities not held in an account that become associated with you.
MyCompliance.fmr.com

KEY CONCEPTS

Certain terms have a specific meaning within this version of the Code of Ethics. These terms are defined as “Key Concepts.”
Covered person
Fidelity is concerned not only that you observe the requirements of the Code of Ethics, but also that those in whose affairs you are actively involved observe the Code of Ethics.
This means that the Code of Ethics can apply to persons owning assets over which you have control or influence or in which you have an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction. This may include:
• you
• your spouse or domestic partner who shares your household
• any other immediate family member who shares your household and:
a) is under 18, or
b) is supported financially by you or who financially supports you
• anyone else the Ethics Office has designated as a covered person
This is not an exclusive list, and a covered person may include, for example, immediate family members who live with you but whom you do not financially support, or whom you financially support or who financially support you but who do not live with you.
If you have any doubt as to whether a person would be considered a “covered person”
under the Code of Ethics, contact the Ethics Office.

Immediate family member
Your spouse, or domestic partner who shares your household, and anyone who is related to you in any of the following ways, whether by blood, adoption, or marriage:
• children, stepchildren, and grandchildren
• parents, stepparents, and grandparents
• siblings
• parents-, children-, and siblings-in-law

Covered account
The term “covered account” encompasses a fairly wide range of accounts. Important factors to

Selling short
Selling a security that is on loan to you from a broker-dealer (rather than owned by you)
at the time you sell it.
*****

Moving covered accounts to Fidelity
You and your covered persons need to maintain all covered accounts (see Key Concepts below) at Fidelity Brokerage Services LLC (FBS).

Exceptions
With prior written approval from the Ethics Office, you or your covered persons can maintain a covered account at a broker-dealer other than FBS if any of the following applies:
• it contains only securities that cannot be transferred

• it exists solely for products or services that FBS does not provide
• it exists solely because your covered person’s employer also prohibits external covered accounts
• it is managed by a third-party registered investment advisor with discretionary authority over the account
• it is restricted to trading interests in non-Fidelity 529 College Savings Plans only
• it is associated with an ESOP (employee stock option plan) in which a covered person is a participant through his or her current employer, or was from a previous employer, and for which the employee has options that have not yet vested
• it is associated with an ESPP (employee stock purchase plan) in which a covered person is a participant through his or her current employer
• it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic
• investment plan with a public company (collectively, “automatic investment plans”)
• in which regularly scheduled purchases are made or planned on a monthly basis
• it is required by a trust agreement it is associated with an estate of which you or any of your covered persons is the executor, but not a beneficiary, and involvement with the account is temporary
• transferring the account would be inconsistent with other applicable rules

To Do
Transfer assets to an FBS account.
Close all external covered accounts except for those that you have received written permission to maintain.
For permission to maintain an external covered account, submit a completed Exception
Request Form (available at MyCompliance.fmr.com) to the Ethics Office. Follow the
specific instructions for each type of account and provide a current statement for each account.
Comply with any Ethics Office request for duplicate reporting.

Covered security
This definition applies to all persons subject to this version of the Code of Ethics.
Covered securities include securities in which a covered person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such securities, and encompasses most types of securities, including, but not limited to:
• shares of Fidelity mutual funds (except money market funds)
• shares of another company’s mutual fund if it is advised by Fidelity (check the prospectus to see if this is the case)
• interests in Fidelity 529 College Savings Plans
• interests in a variable annuity or life insurance product in which any of the underlying assets are held in funds advised by Fidelity, such as Fidelity VIP Funds (check the prospectus to see if this is the case)

• interests in Fidelity’s deferred compensation plan reflecting hypothetical investments in
Fidelity funds
• interests in Fidelity’s deferred bonus plan (ECI) reflecting hypothetical investments in
Fidelity funds
• shares of stock (of both public and private companies)
• ownership units in a private company or partnership
• corporate and municipal bonds
• bonds convertible into stock
• options on securities (including options on stocks and stock indexes)
• security futures (futures on covered securities)
• shares of exchange traded funds (ETFs)
• shares of closed-end mutual funds

Exceptions
The following are not considered covered securities (please note that accounts holding non covered securities still require disclosure):
• shares of money market funds (including Fidelity money market funds)
• shares of non-Fidelity open-end mutual funds
• interests in non-Fidelity 529 College Savings Plans
• shares, debentures, or other securities issued by FMR LLC to you as compensation or a benefit associated with your employment
• U.S. Treasury securities
• obligations of U.S. government agencies with remaining maturities of one year or less
• money market instruments, such as certificates of deposit, banker’s acceptances, and commercial paper
• currencies
• commodities (such as agricultural products or metals), and options and futures on commodities that are traded on a commodities exchange
*****

Moving holdings in Fidelity funds to Fidelity
You and your covered persons need to maintain holdings in shares of Fidelity funds in a
Fidelity account.

Exceptions — No Approval Required
You or your covered persons can continue to maintain a preexisting interest in either of the following:
– a Fidelity money market fund
– a variable annuity or life insurance product whose underlying assets are held in
Fidelity advised funds
–
Exceptions — Approval Required
With prior written approval from the Ethics Office, you or your covered persons can maintain holdings in Fidelity funds in an account outside Fidelity if any of the following applies:

• the holdings are in a defined benefit or contribution plan, such as a 401(k), that is administered by a company at which a covered person is currently employed the holdings are in a retirement plan and transferring them would result in a tax penalty
• the holdings are in an account that is managed by a third-party registered investment advisor with discretionary authority over the account maintaining the holdings in the external account is required by a trust agreement
• the holdings are associated with an estate of which you or any of your covered persons is the executor, but not a beneficiary, and involvement with the account is temporary
• you can show that transferring the holdings would create a significant hardship

To Do
Transfer shares of Fidelity funds to a Fidelity account except for those that you have received written permission to maintain. For permission to maintain shares of Fidelity funds in an account at another financial institution, complete an Exception Request Form
(available at MyCompliance.fmr.com). Attach a current statement for each account you list on the form. Forward the form and statement(s) to the Ethics Office.

Disclosing transactions of covered securities
You need to disclose transactions in covered securities made by you or your covered persons. For accounts held at FBS that you have disclosed, the Ethics Office will receive transaction reports automatically. For approved covered accounts held outside FBS, comply with any Ethics Office requests for duplicate reporting. For any other transactions in covered securities (for example, if you or any of your covered persons purchases interests in a Fidelity- advised investment product in a non-broker age account outside
Fidelity), you need to disclose this transaction information to the Ethics Office.

Exception
You do not have to report transactions in a covered account if the transactions are being made through an approved discretionary account or under an automatic investment plan
(see Key Concepts on page 6), and the details of the account or plan have been provided to the Ethics Office.

To Do
For transactions in covered securities not made through a covered account, submit a completed Securities Transaction Report (available at MyCompliance.fmr.com) to the
Ethics Office within 30 days following the end of the quarter in which the transaction was completed.
When requested each quarter, promptly confirm or update your transaction history in covered securities on the Quarterly Trade Verification.
Provide the details of any automatic investment plan to the Ethics Office.

Disclosing gifts and transfers of ownership of covered securities

You need to notify the Ethics Office of any covered securities that you or your covered persons give, donate, or transfer to another party, or that you or your covered persons receive from another party. This includes, among other things, inheritances of covered securities and donations of covered securities to charities.
To Do
Complete a Securities Transaction Report (available at MyCompliance.fmr.com) within
30 days following the end of the quarter during which the gift or transfer was made.
When requested each quarter, promptly confirm or update your history of giving, donating, transferring, or receiving covered securities on the Quarterly Trade
Verification.

Getting approval before engaging in private securities transactions
You and your covered persons need prior written approval from the Ethics Office for each and every intended investment in a private placement or other private securities trans action in covered securities. This includes any add-on, any subsequent investment, or any investment whose terms materially differ from any previous approval you may have received.

To Do
Before engaging in any private securities transaction, fill out a Private Transaction
Request Form (available at MyCompliance.fmr.com). Get the necessary approval from your manager, division head, or other authority, as described on the request form. Submit the request to the Ethics Office and await approval.
Report the final transaction within 30 days following the end of the quarter in which it was completed using a Securities Transaction Report (available at
MyCompliance.fmr.com).
When requested each quarter, promptly confirm or update your transaction history in private securities transactions on the Quarterly Trade Verification.
For private securities transactions offered by a Fidelity company, the Ethics Office will typically preapprove such investments for employees who are offered an opportunity to invest. In such cases, you will receive notification that the offering has been preapproved by the Ethics Office.

Getting prior approval to serve as a director
You need to get prior approval to serve as a director or trustee of any publicly traded company, or of a non-Fidelity privately held company that is likely to issue shares.
Approval depends on a determination that the activity will not conflict with the best interests of the funds and their shareholders. Note that the Policy on Outside Activities
(available at MyCompliance.fmr.com) requires prior written approval for other activities as well, including accepting additional employment outside Fidelity or participating in an activity that may create an actual or perceived conflict of interest with Fidelity.

To Do
Request approval from both your manager and the Ethics Office before participating in any activities outside Fidelity by completing an Outside Activity Request Form (available at MyCompliance.fmr.com).

Delegating pre-clearance responsibilities
In very limited circumstances, you may, with the prior written approval of the Ethics Office, designate someone to obtain preclearance approvals for you. In such a case, the agent is responsible for obtaining the correct approvals, and you are responsible for maintaining reasonable supervision over that person’s activities related to pre-clearance.
*****

Clearing trades in advance (pre-clearance)
You and your covered persons must obtain prior approval from the Ethics Office for any orders to buy or sell a covered security (see “How to Pre-Clear a Trade” in the sidebar).
The purpose of this rule is to reduce the possibility of conflicts between personal trades in covered securities and trades made by the funds. When you apply for pre-clearance, you are not just asking for approval, you are giving your word that you and your covered persons:
do not have any inside information on the security you want to trade (see Policy on Inside
Information)
are not using knowledge of actual or potential fund trades to benefit yourself or others believe the trade is available to the general investor on the same terms will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if it is determined that your transaction may take advantage of trading by the funds or create an actual or perceived conflict of interest with fund trades.

The rules of pre-clearance
You and your covered persons must obtain preclearance approval before placing any orders to buy or sell a covered security. It is important to understand the following rules before requesting pre-clearance for a trade:
• Pre-clearance approval is only good during the market session for which you receive it. If you do not trade during the market session for which you were granted approval, it expires.
• Place day orders only (orders that automatically expire at the end of the trading session). Good-till-cancelled orders (such as orders that stay open indefinitely until a security reaches a specified market price) are not permitted.
• Check the status of all orders at the end of the market session and cancel any orders that have not been executed. If any covered person leaves an order open and it is executed the next day (or later), it will generate a violation that will be assigned to you.
• Trade only during the regular market hours, or the after-hours trading session, of the exchange(s) where the security in question is traded. Place requests for pre-
clearance after the market has been open for a while, as pre-clearance is not available right at market opening. To find out when pre-clearance for a given market typically becomes available, contact the Ethics Office.

Unless an exception listed below applies or the Ethics Office has instructed you otherwise, these pre-clearance rules apply to all your covered accounts — including

Fidelity accounts and any outside covered accounts that belong to you or any of your covered persons.

Exceptions
You do not need to pre-clear trades or transactions in certain covered securities. These include:
• shares of Fidelity funds
• options and futures on, or ETFs that track, the following indexes: Dow Jones
Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P
500, S&P Midcap 400, S&P Europe 350, FTSE 100, FTSE Mid 250, FTSE 350,
Hang Seng 100, Deutscher Aktien IndeX (DAX 30), S&P/TSX 60, NSE S&P
CNX Nifty (Nifty 50), and Nikkei 225 (note that you do need to pre-clear options, futures, and ETFs on all other indexes)
• options, futures, and ETFs based on one or more instruments that are not covered securities (i.e., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 7 for an expanded list of non-covered securities)
• securities being transferred as a gift or a donation
• automatic dividend reinvestments
• subscription rights
• currency warrants
• the regular exercise of an employee stock option (note that any resulting sale of the underlying stock at current market prices must be pre-cleared)

With the prior written approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:
trades in a covered account that is managed by a third-party registered investment advisor with discretionary authority over the account
trades made through an automatic investment plan, the details of which have been disclosed to the Ethics Office in advance
when you can show that a repeated rejection of your pre-clearance request is causing a significant hardship

To Do
Before placing any trade in a covered security, pre-clear it using the Fidelity Global Pre-
Clearance System, available at preclear.fmr.com (internal) and preclear.fidelity.com
(external).
Immediately cancel any good-till-cancelled orders in your covered accounts.

[Sidebar]
To avoid errors, use these step-by-step instructions:
1. Access the Fidelity Global Pre-Clearance System:
Internal
preclear.fmr.com
External
preclear.fi delity.com
If you are unable to access the Fidelity Global Pre- Clearance System, call the Pre-Clearance Line at (001)
617-563-6109 or (001) 800-771-2707.

Note that pre-clearance for FMR Co. and Pyramis equity traders and their covered persons is not available until noon, local market time.
2. Accurately enter the details of the trade you would like to make. Do not trade unless you receive approval. Note the preclearance reference number for your records.
3. Place your order. Be sure your order is for the same security and direction as your pre-clearance approval. Do not place a good-till-cancelled order. 4. Check the status of your order at the end of the market session.
5. Cancel any orders that have not been executed.
*****

WHAT’S PROHIBITED
Trading restricted securities
Neither you nor your covered persons may trade a security that Fidelity has restricted. If you have been notified not to trade a particular security, neither you nor your covered persons may trade that security until you are notified that the restriction has been removed.

Selling short
The short position in a particular covered security may not exceed the number of shares of that security held in the same account. This prohibition includes selling securities short
(see Key Concepts on page 6), buying puts to open, selling calls to open, straddles, and spreads.

Exceptions
• Options and futures on, or ETFs that track, the following indexes: Dow Jones
Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P
500, S&P Midcap 400, S&P Europe 350, FTSE 100, FTSE Mid 250, FTSE 350,
Hang Seng 100, Deutscher Aktien IndeX (DAX 30), S&P/TSX 60, NSE S&P
CNX Nifty (Nifty 50), and Nikkei 225.
• Options, futures, and ETFs based on one or more instruments that are not covered securities (i.e., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 7 for an expanded list of non-covered securities).

Participating in an IPO
Neither you nor your covered persons are allowed to participate in an initial public offering (IPO) of securities where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers through the Internet.

Exceptions
• With prior written approval from the Ethics Office, you and your covered persons may participate if:
• you or your covered persons have been offered shares because you already own equity

• in the company you or your covered persons have been offered shares because you are a policyholder or depositor of a mutual company that is reorganizing into a stock company
• you or your covered persons have been offered shares because of employment with the company

To Do
For written approval to participate in an IPO that may qualify as an exception, submit to the Ethics Office a completed Exception Request Form (available at
MyCompliance.fmr.com). Do not participate in any IPO without prior written approval from the Ethics Office.

Participating in an investment club
Neither you nor your covered persons may participate in an investment club or similar entity.

Investing in a hedge fund
Neither you nor your covered persons may invest in a hedge fund, alternative investment, or similar investment product or vehicle.
Exceptions
• Investment products or vehicles issued or advised by Fidelity.
• A hedge fund, alternative investment, or similar investment product or vehicle that you or your covered persons bought before joining Fidelity. You must show that you and your covered persons have no influence over the product’s or vehicle’s investment decisions and that the investment cannot be readily liquidated or that liquidation would cause a significant hardship. The prior written approval of the Ethics Office is required to qualify for this exception. Note that even if your request is approved, neither you nor your covered persons can make any further investments in the product, and the investment must be liquidated at the earliest opportunity.

To Do
To request an exception to invest in an investment product or vehicle issued or advised by Fidelity, submit a completed Private Transaction Request Form (available at
MyCompliance.fmr.com) to the Ethics Office. To request an exception to maintain a preexisting investment, submit a completed Private Transaction Request Form (available at MyCompliance.fmr. com) to the Ethics Office. Note that even if your request is approved, neither you nor your covered persons can make any further investments in the product or vehicle, and the investment must be liquidated at the earliest opportunity.

Excessive trading
Excessive trading in covered accounts is strongly discouraged. In general, anyone trading covered securities more than 60 times (other than Fidelity funds) in a quarter across all his or her covered accounts should expect additional scrutiny of his or her trades. Note that you and your covered persons also need to comply with the policies in any Fidelity fund prospectus concerning excessive trading. The Ethics Office monitors trading activity, and may limit the number of trades allowed in your covered accounts during a given period.

Exception
This rule does not apply to transactions in an account that is managed by a third-party registered investment advisor with discretionary authority over the account.

Profting from knowledge of fund transactions
You may not use your knowledge of transactions in funds or other accounts advised by
FMR Co., Pyramis Global Advisors, or any other Fidelity entity to profit by the market effect of these transactions.

Influencing a fund to benefit yourself or others
The funds and accounts advised by Fidelity are required to act in the best interests of their shareholders and clients, respectively. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any party other than their shareholders or clients. For example, you may not influence a fund to buy, sell, or refrain from trading a security that would affect that security’s price to advance your own interest or the interest of a party that has or seeks to have a business relationship with
Fidelity.

Attempting to defraud a client or fund
Attempting to defraud a fund or an account advised by FMR Co., Pyramis Global
Advisors, or any other Fidelity entity in any way is a violation of Fidelity’s rules and federal law.

Using a derivative to get around a rule
If something is prohibited by these rules, then it is also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, and other types of derivatives.

How we enforce the Code of Ethics
The Ethics Office regularly reviews the forms and reports it receives. If these reviews turn up information that is incomplete, questionable, or potentially in violation of this
Code of Ethics, the Ethics Office will investigate the matter and may contact you.
If it is determined that you or any of your covered persons has violated this Code of
Ethics, the Ethics Office or another appropriate party may take action. Among other things, subject to applicable law, potential actions may include:
• an informational memorandum
• a written warning
• a fine, a deduction from wages, disgorgement of profit, or other payment
• a limitation or ban on personal trading
• referral of the matter to Human Resources
• dismissal from employment
• referral of the matter to civil or criminal authorities

Fidelity takes all Code of Ethics violations seriously, and, at least once a year, provides the funds’ trustees with a summary of actions taken in response to material violations of this Code of Ethics.
You should be aware that other securities laws and regulations not addressed by this
Code of Ethics may also apply to you, depending upon your role at Fidelity.
Fidelity and the funds retain the discretion to interpret this Code of Ethics and to decide how the rules apply to any given situation.

Exceptions
In cases where exceptions to this Code of Ethics are noted and you may qualify for them, you need to get prior written approval from the Ethics Office. The way to request any particular exception is discussed in the text of the relevant rule. If you believe that you have a situation that warrants an exception that is not discussed in this Code of
Ethics, you may submit a written request to the Ethics Office. Your request will be considered by the Ethics Office, and you will be notified of the outcome.

Appeals
If you believe a request of yours has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to provide the
Ethics Office a written explanation of your reasons for appeal within 30 days of when you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Ethics Office may arrange for senior management or other parties to be part of the review process. The Ethics Office will notify you in writing about the outcome of your appeal.

Additional Rules for Fund-Advisory Employees

WHAT’S REQUIRED

Surrendering 60-day gains (60-Day Rule)
Any sale of covered securities will be matched against any purchases of that security, or its equivalent, in the same account during the previous 60 days (starting with the earliest purchase in the 60-day period). Any gain resulting from any matched transactions must be surrendered. For specific information about how option transactions are treated under this rule, see the sidebar and the examples below.
Gains are calculated differently under this rule than they would be for tax purposes.
Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule.

Exceptions
This rule does not apply:
• to transactions in shares of Fidelity funds to transactions in options and futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average,
NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P 500, S&P Midcap
400, S&P Europe 350, FTSE 100, FTSE Mid 250, FTSE 350, Hang Seng 100,

Deutscher Aktien IndeX (DAX 30), S&P/TSX 60, NSE S&P CNX Nifty (Nifty
50), and Nikkei 225
• to transactions in options, futures, and ETFs based on one or more instruments that are not covered securities (i.e., commodities, currencies, and U.S. Treasuries;
see Key Concepts on page 7 for an expanded list of non-covered securities)
• to transactions made in a covered account that is managed by a third-party registered investment advisor with discretionary authority over the account
• to transactions under an automatic investment plan (see Key Concepts on page 6)
• to tax-planning transactions, provided that there is a demonstration of how the proposed transaction relates to the covered person’s tax strategy; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office
• when the rule would impose a substantial unforeseen personal financial hardship on the employee; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office
(note that an employee seeking relief must establish a bona fide financial hardship, such as unforeseen medical expenses, and should be prepared to demonstrate, among other things, that he or she possesses no other assets to meet the financial need)

Option transactions under the 60-Day Rule
Option transactions can be matched either to a prior purchase of the underlying security or to prior option transactions in the opposite direction. When matching an option transaction to prior purchases of the underlying security, opening an option position by selling a call or buying a put is treated as a sale and will be matched to any purchases of the underlying security made during the preceding 60 days.
When matching an option transaction to prior option transactions, a closing position is matched to any like opening positions taken during the preceding 60 days.
When exercising an option, the initial purchase or sale of an option, not the exercise or assignment of the option, is matched to any opposite transactions made during the preceding 60 days. The sale of the underlying securities received from the exercise of an option will also be matched to any opposite transactions made during the period.
There is no exception to the 60-Day Rule for the selling of securities upon the automatic exercise of an option that is in the money at its expiration date. To avoid surrendering 60-
day gains that would result from an automatic liquidation, you need to cancel the automatic liquidation before it happens.

To Do
Before trading a covered security in a covered account that might trigger the 60-Day
Rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases are involved. If you have any questions about this provision, call the Ethics Offi ce at (001)
617-563-5566 or (001) 800-580-8780.
To request permission for a tax-planning or hardship exception, you must contact the
Ethics Office before trading. Allow at least two business days for your request to be considered. Approvals will be based on fund trading and other pre-clearance tests.

You are limited to a total of five exceptions per calendar year across all your covered accounts.

[Illustration]
[Table showing examples of the 60-Day Rule]
EXAMPLES
Example 1 The March 25 sale is matched to the February 2 purchase (not the January 20 purchase, which was more than 60 days prior). Surrendered: $500 ($5 x 100 shares).
JAN 20 Buy 100 shares at $16 each
FEB 2 Buy 200 shares at $10 each
MAR 1 Buy 200 shares at $17 each
MAR 25 Sell 100 shares at $15 each
Example 2 The March 25 call option sale is matched to the February 2 purchase of the underlying security (the call’s execution price and expiration date are immaterial).
Surrendered: $500 (the premium for selling the option).
FEB 2 Buy 100 shares at $10 each
MAR 25 Sell call option to open for 100 shares at $5; receive $500 premium
Example 3 The March 25 call option purchase is a closing transaction and is matched to the February 2 sale (since that opening transaction was made within 60 days).
Surrendered: $200 (difference between premium received and premium paid).
FEB 2 Sell one call option to open at $5;receive $500 premium
MAR 25 Buy an identical call option to close at $3;pay $300 premium
*****************

WHAT’S PROHIBITED
Buying securities of certain broker-dealers
Neither you nor your covered persons are allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities.

Trading after a research note
Neither you nor your covered persons are allowed to trade a covered security of an issuer until two full business days have elapsed (not including the day the note was published)
since the publication of a research note on that issuer by any Fidelity entity.

WHAT’S REQUIRED
Notification of your ownership of securities in a research note
You must check the box on a research note you are publishing to indicate any ownership, either by you or your covered persons, of any security of an issuer that is the subject of the research note.

Disclosing trading opportunities to the funds before personally trading
There are three aspects to this rule:
Disclosing information received from an issuer
Any time you receive, directly from an issuer, material information about that issuer (that is not considered inside information), you must check to see if that information has been disclosed to the funds in a research note. If not, you must communicate that information to the funds before you or any of your covered persons personally trade any securities of that issuer in a covered account.
To Do
Confirm whether a Fidelity research note has been published with the relevant information. If not, publish a research note or provide the information to the relevant head of research.
If you are a trader, disclose the information to the analyst covering the issuer.
If you think you may have received inside information, follow the rules in the Policy on
Inside Information.

Disclosing information about an issuer that is assigned to you
If you are a research analyst, you must disclose in a research note material information you have about an issuer that is assigned to you before you or any of your covered persons personally trade a security of that issuer in a covered account.

Exception
You or any of your covered persons may be permitted to trade the assigned security in a covered account without publishing a research note if you have obtained the prior approval of both the relevant head of research and the Ethics Office.
To Do
Publish a research note with the relevant information and indicate any ownership interest in the issuer that you or your covered persons may have before personally trading a security you are assigned to cover. Note: You will not be able to obtain pre-clearance approval for your personal trade until two full business days have elapsed (not including the day the note was published) following the publication of your research note.
To request an exception to this rule, first contact the relevant head of research and seek approval. Then contact the Ethics Office for approval. Do not personally trade the security until you have received full approval.

Recommending trading opportunities
In addition, you must recommend for the funds, and, if you are a portfolio manager, trade for the funds, a suitable security before personally trading that security.

Additional Rules for Traders, Research Analysts, and Portfolio
Managers
Traders, Research Analysts, and Portfolio Managers are subject to the additional rules for
Fund-Advisory Employees, plus the rules in this section.

WHAT’S PROHIBITED
Trading within seven days of a fund you manage
Neither you nor your covered persons are allowed to trade within seven calendar days
(not including the day of the trade) before or after a trade is executed in any covered security of the same issuer by any of the funds you manage.
Exceptions

When the rule would work to the disadvantage of a fund You must never let a personal trade prevent a fund you manage from subsequently trading a covered security of the same issuer, if not making the trade would disadvantage the fund. However, you need approval from the Ethics Office before making any trades under this exception. The
Ethics Office will need to know, among other things, what new information arose since the date of the trade in your covered account.
When the conflicting fund trade results from standing orders A personal trade may precede a fund trade in the same covered security when the fund’s trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund’s holdings in response to fund cash flows.
When the covered account is independently managed. This exception applies only where a covered account is managed by a third-party registered investment advisor with discretionary authority over the account. To qualify for this exception, you must have previously obtained written approval from the Ethics Office to maintain the managed account.
When the conflicting personal trade or fund trade is in options or futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, NASDAQ 100, Russell
1000, Russell 2000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, FTSE 100,
FTSE Mid 250, FTSE 350, Hang Seng 100, Deutscher Aktien IndeX (DAX 30),
S&P/TSX 60, NSE S&P CNX Nifty (Nifty 50), and Nikkei 225.
When the conflicting personal trade or fund trade is in options, futures, or ETFs based on one or more instruments that are not covered securities (i.e., commodities, currencies, and
U.S. Treasuries; see Key Concepts on page 7 for an expanded list of non-covered securities).

To Do
Before trading personally, consider whether there is any likelihood that you may be interested in trading a covered security of the same issuer in your assigned funds within seven calendar days following the day of the fund trade. If so, refrain from personally trading in a covered account. If a fund you manage has recently traded a security, you must delay any covered account trades in any covered security of the same issuer for seven calendar days following the day of the most recent fund trade.
Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

Legal Information The Code of Ethics for Personal Investing constitutes the Code of
Ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule
204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, FMR LLC subsidiaries that are the funds’ investment advisors or principal underwriters, Fidelity
Management Trust Company, subsidiaries of Pyramis Global Advisors Holdings Corp., and any other entity designated by the Ethics Office.
Fidelity is required to provide a copy of this Code of Ethics, and any amendments to it, to all employees covered under it.